UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14a Information

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

NTS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.001 per share of NTS, Inc.
(2)

Aggregate number of securities to which transaction applies:

42,068,055 shares of Common Stock, options to purchase 7,141,677 shares of Common Stock and warrants to purchase 1,400,000 shares of Common Stock.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value was determined based on the sum of: (A) 42,068,055 shares of Common Stock multiplied by $2.00 per share; (B) options to purchase 7,141,677 shares of Common Stock with exercise prices less than $2.00 per share multiplied by $0.90 (which is the difference between $2.00 and the weighted average exercise price of $1.10 per share); and (C) warrants to purchase 1,400,000 shares of Common Stock with exercise prices less than $2.00 per share multiplied by $0.65 (which is the difference between $2.00 and the weighted average exercise price of $1.35 per share). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0001288 by the sum of the preceding sentence.

	(4)	Proposed maximum aggregate value of transaction: $91,473,619

	(5)	Total fee paid: $11,781.80

☒	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Explanatory Note

The purpose of this Amendment No. 1 to the Proxy Statement is to amend certain disclosures in the definitive proxy statement filed by NTS, Inc. (“NTS”) with the Securities and Exchange Commission on January 23, 2014 (the “Proxy Statement”).

On February 19, 2014, NTS filed a Current Report on Form 8-K announcing that it had entered into a memorandum of understanding (the “MOU”) reflecting an agreement in principle to resolve the claims asserted in certain litigation (the “Settled Claims”) relating to the proposed merger (the “Merger”) between NTS and North Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of T3 North Intermediate Holdings, LLC (“Holdings”), pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 20, 2013, by and among NTS, Holdings and Merger Sub. The MOU provides, among other things, that Plaintiffs will withdraw their motion for preliminary injunction and will not seek to enjoin consummation of the Merger or any transactions contemplated by the Merger Agreement and that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including court approval. If the settlement is finally approved, the Settled Claims will be dismissed with prejudice. As part of the settlement, the defendants in the litigation deny all allegations of wrongdoing and deny that the disclosures in the Proxy Statement were inadequate, but NTS has agreed to provide certain supplemental disclosures. The settlement did not affect the timing of the special meeting of NTS stockholders, which was held on February 26, 2014 (the “Special Meeting”), nor will it affect the Merger or the amount of consideration to be paid in the Merger. The Merger Agreement was approved by NTS’ stockholders at the Special Meeting.

The defendants believe that no further disclosure is required under applicable laws; however, to avoid the risk of the litigation delaying or adversely affecting the Merger and to minimize the expense of defending such action, NTS has agreed, pursuant to the terms of the MOU, to make the supplemental disclosures related to the Merger contained below. NTS and the other named defendants have vigorously denied, and continue vigorously to deny, that they have committed or aided and abetted in the commission of any violation of law or engaged in any of the wrongful acts that were or could have been alleged in the litigation, and expressly maintain that, to the extent applicable, they diligently and scrupulously complied with their fiduciary and other legal duties and are providing these supplemental disclosures solely to seek to eliminate the burden and expense of further litigation, to put to rest claims relating to the Merger that have been or could have been asserted, and to avoid any possible delay to the closing of the Merger that might arise from further litigation. Nothing in this Amendment No. 1 to the Proxy Statement shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

SUPPLEMENTAL AND AMENDED DISCLOSURE

Pursuant to the MOU, NTS has agreed to make the following supplemental disclosures to the Proxy Statement. This supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety. To the extent that information in the supplemental disclosures below differs from or updates information contained in the Proxy Statement, the supplemental disclosures below are more current. Page references in the below disclosures are to the Proxy Statement, and defined terms used but not defined herein have the meanings set forth in the Proxy Statement.

The following disclosure supplements the disclosure under the heading “SPECIAL FACTORS—Background of the Merger” by adding to the end of the sixth paragraph on page 14 as follows:

•	From time to time over the course of the months leading up to Tower Three’s August 2, 2013 Indication of Interest, Mr. Nissenson spoke on an informal and individual basis with certain members of the NTS board of directors regarding Tower Three’s interest in pursuing a transaction with NTS.

The following disclosure supplements the disclosure under the heading “SPECIAL FACTORS—Background of the Merger” by adding to the end of the third paragraph on page 15 as follows:

•	From early August 2013 until NTS entered into exclusivity with Tower Three on August 23, 2013, Mr. Nissenson contacted Company A and other potential counterparties to inquire as to whether they would be interested in pursuing a transaction with NTS that would value NTS at a valuation higher than the valuation proposed by Tower Three. None of such counterparties ultimately proposed a higher valuation.

The following disclosure supplements the disclosure under the heading “SPECIAL FACTORS—Background of the Merger” by deleting the second to last sentence of the first paragraph on page 17 and replacing it as follows:

•	The special committee believed a second fairness opinion would further confirm the fairness of a transaction, including the Merger, and would eliminate the potential for the appearance of a conflict of interest in only Oberon delivering a fairness opinion to the board of directors.

The following disclosure supplements the disclosure under the heading “SPECIAL FACTORS—Certain Information Prepared by the Management of NTS” by adding to the end of the second paragraph on page 28 as follows:

•	With respect to the September Projections, (i) Tower Three requested the preparation of such projections, (ii) NTS prepared such projections and shared them with Oberon, B. Riley and certain members of the special committee and the board of directors, (iii) Oberon and B. Riley never made any valuation estimates using such projections and (iv) neither Oberon nor B. Riley ever made any presentation to NTS’ management, the board of directors or the special committee using such projections.

The following disclosure supplements the disclosure under the heading “SPECIAL FACTORS—Opinions of Oberon Securities and B. Riley & Co. to the NTS Board of Directors—Opinion of Oberon Securities, LLC, Financial Advisor to the Board of Directors—Public Comparables Trading Analysis” by deleting the first sentence of the second paragraph on page 41 and replacing it as follows:

•	Using publicly available information, Oberon compared selected financial data of the Company with similar data for selected publicly traded companies engaged in business which Oberon judged to be sufficiently analogous to the Company’s business based on operational characteristics and financial metrics.

The following disclosure supplements the disclosure under the heading “SPECIAL FACTORS—Opinions of Oberon Securities and B. Riley & Co. to the NTS Board of Directors—Opinion of Oberon Securities, LLC, Financial Advisor to the Board of Directors—Selected Transaction Analysis” by deleting last paragraph on page 42 and replacing it as follows:

•	Oberon reviewed publicly available transactions for the past three years and identified twenty-one transactions that involved the acquisition of companies in the telecommunications sector that were relevant and comparable to NTS based on operational characteristics and financial metrics.

The following disclosure supplements the disclosure under the heading “SPECIAL FACTORS— Opinions of Oberon Securities and B. Riley & Co. to the NTS Board of Directors—Opinion of B. Riley to the Board of Directors” by adding to the end of the fifth to last paragraph on page 50 as follows:

•	B. Riley derived a 14.6% actual weighted average cost of capital for NTS using the unlevered betas from a set of public companies composed of firms larger in financial and operational scale than NTS. The application of a size premium to derive NTS’ weighted average cost of capital reflected the understanding that smaller size companies are inherently riskier and therefore should have a higher cost of equity. In addition, based on B. Riley’s knowledge and understanding of Company specific characteristics, including but not limited to NTS’ size and scale and markets of operation and B. Riley’s general view on the industry, B. Riley determined that a higher range of weighted average cost of capital would be appropriate. Notwithstanding the above, had the calculated weighted average cost of capital of 14.6% been taken as the mid-point of the range, resulting in a 12.6% to 16.6% weighted average cost of capital range, the implied price per share would have been $1.39 to $1.85.

The following disclosure supplements the disclosure under the heading “SPECIAL FACTORS— Opinions of Oberon Securities and B. Riley & Co. to the NTS Board of Directors—Opinion of B. Riley to the Board of Directors” by adding immediately before the last sentence of the second to last paragraph on page 50 as follows:

•	B. Riley has not provided any services to NTS or its affiliates in the last two years other than the preparation and delivery of the fairness opinion to the board of directors concerning the Merger.

Additional Information and Where to Find It

In connection with the Merger, NTS has filed with the SEC a Schedule 14A containing the Proxy Statement and other relevant materials. The Proxy Statement has been mailed to NTS’ shareholders of record as of January 21, 2014.

Investors and security holders are able to obtain free copies of the Proxy Statement and other documents filed with the SEC by NTS at the SEC’s web site at www.sec.gov. Free copies of the Proxy Statement filed with the SEC can also be obtained by directing a request to NTS, Inc., 1220 Broadway, Lubbock, Texas 79401, Attn: Corporate Secretary, or by calling (806) 771-5212.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about NTS. Forward-looking statements are all statements other than statements of historical facts, such as those statements for periods following the Merger or regarding general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions and/or statements that are not historical facts are intended to identify those assertions as forward-looking statements. Although NTS believes the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The underlying expected actions or NTS’ results of operations involve risks and uncertainties, many of which are outside NTS’ control, and any one of which, or a combination of which, could materially affect NTS’ results of operations and whether the forward-looking statements ultimately prove to be correct. These forward-looking statements speak only as of the date on which the statements were made and NTS undertakes no obligation to update or revise any forward-looking statements made in this communication or elsewhere as a result of new information, future events or otherwise, except as required by law.

NTS cautions readers that forward-looking statements are not guarantees of future performance or exploration and development success, and its future financial results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that may cause NTS’ actual results to differ materially from those anticipated by the forward-looking statements include, but are not limited to, those factors set forth in the Proxy Statement.